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                                                                   EXHIBIT 10.16

                               LICENSE AGREEMENT


     This Agreement is made as of February 23 , 1989, by and between ZymoGenetics, Inc., a Washington corporation ("ZymoGenetics"), and the University of Washington, a public institution of higher education ("University"), with respect to the following:

     A. University and ZymoGenetics have collaborated and are continuing to collaborate with respect to the cloning and expression of DNA sequences encoding Factor XIII and portions thereof pursuant to that certain Research Agreement dated August 1986, as amended and extended (the "Research Agreement").

     B. Pursuant to the Research Agreement, title to all inventions and discoveries arising out of the research undertaken pursuant thereto (the "Inventions") vest in University, ZymoGenetics or jointly in University and ZymoGenetics depending upon the good faith determination of the parties as to the inventive contribution.

     C. University and ZymoGenetics have filed joint United States and foreign patent applications on certain Inventions (including U.S. Patent Application Serial Nos. 909,512 and 174,287 and foreign equivalents pending in Australia, Canada, Denmark, the European Patent Office and Japan) which disclose and claim DNA sequences coding for Factor XIII and portions thereof, expression vectors, plasmids comprising DNA sequences encoding Factor XIII and portions thereof, mammalian cells transfected to produce Factor XIII and portions thereof, methods of making Factor XIII and portions thereof, as well as the recombinant proteins and pharmaceutical compositions containing the proteins, and which are included herein as part of the Licensed Patent Rights (as defined below).

     D. University desires to grant, and ZymoGenetics desires to obtain, the exclusive license, with the right to sublicense, to all Inventions to which ZymoGenetics does not, or will not, have sole title pursuant to the Research Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereby agree as follows:

     1.  Definitions.  As used herein, the following terms shall have the
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meanings set forth below:


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.
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          1.1  "Improvements" shall mean any modifications, alterations, enhancements or improvements to the Inventions, whether developed pursuant to the Research Agreement or separately.

          1.2 "Licensed Patent Rights" shall mean University's rights in and to the Inventions and Improvements covered at any time by United States or foreign patents or patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon.

          1.3 "Licensed Products" shall mean materials (including organisms) the manufacture, use or sale of which would, in the absence of this license, infringe one or more claims of Licensed Patent Rights.

          1.4 "Net Royalties" shall mean royalty payments, advances on royalties or license fees actually received by ZymoGenetics with respect to any sublicense of any of its rights hereunder, less any taxes withheld at the source and any third party royalties.

          1.5 "Net Sales" shall mean the gross proceeds actually received by ZymoGenetics pursuant to sales of the Licensed Product by ZymoGenetics, less sales and/or use taxes paid, import and/or export duties paid, outbound transportation, insurance, wholesaler and cash discounts, returns and allowances granted, and third party royalties.

     2.  Grant.  University hereby grants to ZymoGenetics a worldwide, exclusive
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license (with the right to sublicense) to practice the Licensed Patent Rights and to make, have made, use and sell Licensed Products under Licensed Patent Rights. However, University shall have the right to exercise the Licensed Patent Rights solely for its own non-commercial research purposes. The license granted herein shall include any Improvements made by or on behalf of University or made jointly by University and ZymoGenetics during the term of this Agreement, and University agrees to promptly provide ZymoGenetics with access to such Improvements and full disclosure thereof. Title to any Improvements made by or on behalf of ZymoGenetics shall be and remain in ZymoGenetics.

     3.  Royalties.
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          3.1  In consideration of the rights granted herein, ZymoGenetics shall pay to University the following royalties:


[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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               3.1.1  [ * ] Royalties received by ZymoGenetics from any
sublicensee.

               3.1.2 [ * ] of Net Sales of Licensed Products when sold in bulk to third parties for incorporation into a finished product or when the Licensed Product is not the primary active ingredient in the final product sold by ZymoGenetics.

               3.1.3 [ * ] of Net Sales of Licensed Products in all other cases.

          3.2 ZymoGenetics shall not pay more than one royalty to University for each Licensed Product sold or sublicense granted, regardless of the number of Inventions or Improvements included in the Licensed Product or sublicense.

          3.3 The royalties payable under this Agreement shall be due and payable thirty (30) days after the end of each calendar quarter for all royalties earned during the preceding calendar quarter. A written statement shall be submitted quarterly with each royalty payment showing the calculation of royalties due and payable.

          3.4 All monies due to University hereunder shall be paid by ZymoGenetics in United States dollars. Computation of the amount of currency equivalent to United States dollars due to University shall be made at the rate of exchange in effect at Chase Manhattan Bank on the last business day of the quarter in which the royalty was earned.

          3.5 ZymoGenetics shall keep complete, true and accurate records for the purpose of showing the derivation of all amounts payable to University under this Agreement. ZymoGenetics shall maintain such records for a period of at least three (3) years following the end of the calendar year to which they pertain, and University or its representatives shall have the right to inspect such records no more often than annually, at University's expense during ZymoGenetics' regular business hours, for the purpose of verifying ZymoGenetics' royalty statement. ZymoGenetics shall have the right to specify that any such representative be a Certified Public Accountant.

     4.  Term and Termination.
         --------------------

          4.1 The term of this Agreement shall extend from the date hereof until expiration of the last to expire of the Licensed Patent Rights. Royalty obligations shall terminate with respect to any sales of Licensed Products or any sublicense of Licensed Patent Rights in a particular jurisdiction upon the expiration in such jurisdiction of the last Licensed Patent Right incorporated into such Licensed Product or covered in such sublicense, or when such last Licensed Patent Right is held to be

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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invalid or the application therefor is denied in such jurisdiction, and no appeal can be, or has been, taken from such decision.

          4.2 Except as otherwise provided in Section 4.3, upon any material breach of, or default under, this Agreement by ZymoGenetics, University may terminate this Agreement by ninety (90) days' written notice to ZymoGenetics. Said notice shall become effective at the end of such period unless during said period ZymoGenetics shall cure such defect or default.

          4.3 University shall not have the right to terminate this Agreement for any purported breach which is the subject of a bona fide good faith dispute between the parties.

          4.4 ZymoGenetics shall have the right to terminate this Agreement at any time upon ninety (90) days' written notice to University.

     5.  Representations, Warranties and Indemnities.
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          5.1  University represents and warrants that:

               5.1.1 To the best of its knowledge (which for the purposes of this Agreement shall mean to the best knowledge of any of University's faculty or research personnel directly involved in the research relating to any of the Inventions or Improvements or of any of University's administrative staff or counsel), the Inventions and Improvements covered by the Licensed Patent Rights were made and developed without the use of, or infringement upon, the secrets, patents or other proprietary rights or interests of any third party and without the use of any equipment, supplies or facilities of any third party and that it has the full right and authority to lawfully grant the license granted herein.

               5.1.2 The obligations of University under this Agreement are not subject to prior commitments and obligations to any third party.

               5.1.3 It has not entered into any contract, agreement, partnership, joint venture or other arrangement, whether oral or written, with any third party relating to the Inventions, Licensed Products or Licensed Patents.

          5.2  Nothing in this Agreement shall be construed as:

               5.2.1 A warranty or representation by University as to the validity or scope of any Licensed Patents.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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               5.2.2  An obligation to bring or prosecute actions or suits against third parties for infringement.

               5.2.3 A warranty, representation or undertaking with respect to utility, efficacy, nontoxicity, safety or appropriateness of using the Inventions or the Licensed Products, except that University represents and warrants that it has fully disclosed, and will fully disclose, to ZymoGenetics all data and information in its possession, knowledge or control relating to the utility, efficacy, nontoxicity, safety and appropriateness of the Inventions or the Licensed Products.

          5.3 ZymoGenetics agrees to indemnify and hold University harmless from any and all liability arising out of ZymoGenetics' development, manufacture, use or sale of the Licensed Product unless such liability results from information not disclosed in breach of Section 5.2.3. and except for liability covered by the University's indemnification pursuant to Section 5.4

          5.4 University agrees to indemnify and hold ZymoGenetics harmless from and against any and all liability arising out of any breach by University of its representations and warranties under this Agreement and, to the extent of the total royalties payable by ZymoGenetics to University under this Agreement, against any loss, damage, liability and expense arising out of or related to any claim that any portion of the Inventions, Improvements or Licensed Products attributable to University's contribution thereto infringes upon or makes improper use of any patent, copyright, trade secret or other proprietary right or interest of any third party.

          5.5 ZymoGenetics shall be entitled to a set off against royalties for any loss, damage, liability and expense that it incurs with respect to any claim covered by the University's indemnification pursuant to Section 5.4.

          5.6 ZymoGenetics understands that the Inventions and Improvements may be, or have been, developed under funding agreements with the Government of the United States of America (the "U.S."), and, if so, that the U.S. may have certain rights relative thereto. This Agreement is explicitly made subject to the U.S.'s rights under any such agreement and any applicable law or regulation.

     6.   Infringement by Others.
          ----------------------

          6.1 ZymoGenetics and University shall promptly inform each other of any suspected infringement of any Licensed Patent Rights by a third party, and University and ZymoGenetics each shall have the right to institute an action for infringement of the Licensed Patent Rights against such third party in accordance with the following:

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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               6.1.1  If, within sixty (60) days after written request therefor by either party hereto, University and ZymoGenetics both give written notice to the other party of their intention to institute suit, the suit shall be brought jointly in both their names and all costs thereof shall be borne equally. ZymoGenetics shall exercise control over such action, provided, however, that University may, if it so desires, be represented by counsel of its own selection, the fees for which counsel shall be paid by University. Recoveries, if any, whether by judgment, award, decree or settlement, shall, after the reimbursement of each of University and ZymoGenetics for its costs in such action, be shared as follows:

          (i) Any portion of such net recoveries which constitutes the equivalent of, or damages or payments in lieu of, Net Royalties which would have been received by ZymoGenetics had the infringing party been operating under a sublicense shall be shared between ZymoGenetics and University in accordance with Section 3.1.1 as if it were Net Royalties received by ZymoGenetics for the sublicensing of Licensed Patent Rights; and

          (ii) Any remaining portion of such net recoveries shall be shared between ZymoGenetics and University equally.

               6.1.2 If, within the sixty (60) day period described above, only one (1) of the parties has given written notice of its intention to institute suit, it may at any time within one (1) year from the last day of such sixty
(60) day period institute suit in its own name, and may join the other party as a plaintiff. All costs of the suit shall be borne by the party who has instituted such suit, and recoveries, if any, whether by judgment, award, decree or settlement, shall belong solely to such party. If no suit is brought within such one (1) year period, then the right to institute suit reverts to both of the parties and the procedure described in Section 6.1.1 shall apply thereto.

               6.1.3 If, within the sixty (60) day period described above, neither party has given written notice of an intention to institute suit, then the right to institute suit reverts to both of the parties and the procedure described in Section 6.1.1 shall apply thereto.

          6.2 Should either University or ZymoGenetics commence a suit under the provisions of this Section and thereafter elect to abandon the same, it shall give timely notice to the other party, who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between University and ZymoGenetics.

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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     7.   Obligations of ZymoGenetics.
          ---------------------------

          7.1 ZymoGenetics shall have the sole right to prosecute any patent applications covered by the Licensed Patent Rights and to maintain the Licensed Patent Rights. ZymoGenetics shall have the right to apply for patents (in its name, in the University's name, or in both names, in accordance with the terms of the Research Agreement) to Inventions and Improvements not already covered by the Licensed Patent Rights, and the University's rights, if any, in and to such applications, and to any patents that issue thereon, shall then be included in the Licensed Patent Rights. ZymoGenetics will promptly provide University with copies of all patent applications and any amendments or correspondence with the United States Patent Office and foreign patent offices relating thereto. ZymoGenetics has to date borne, and shall continue to bear, all expenses of the patent filing, prosecution and maintenance activities undertaken by it. ZymoGenetics shall, at University's request and at University's expense, permit University to participate in any proceedings to which ZymoGenetics may be a party relating to any Licensed Patent Rights.

          7.2 If at any time during the term of this Agreement ZymoGenetics elects to abandon any issued patent or pending patent application included within the Licensed Patent Rights, it shall notify University of that decision at least sixty (60) days prior to any deadline for the filing of any response or the taking of any other action necessary to maintain such patent or patent application in existence. Thereafter, University shall have the right to take over the sole and exclusive responsibility for the maintenance of such patent or the prosecution of such patent application, at University's sole expense.

          7.3 ZymoGenetics shall report to University in writing at least once per year, during the month of January, with respect to the progress made toward the development and promotion of the manufacture and sale of the Licensed Products. ZymoGenetics shall provide one additional such report on an interim basis during any such year, if University requests that it do so in a written request given at least thirty (30) days prior to the requested date of such interim report.

          7.4 ZymoGenetics shall at all times during the term of this Agreement use commercially reasonable efforts to develop and to promote the manufacture and sale of the Licensed Products. If at any time the University believes that ZymoGenetics is not using such efforts, University may notify ZymoGenetics thereof in writing, which notice must specify in reasonable detail the reasons why University believes ZymoGenetics is not in compliance with this Section. If ZymoGenetics and University are, after good faith discussions over a period of at least ninety (90) days, unable to resolve any material disagreement over the level of effort

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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required to be made, or actually being made, by ZymoGenetics hereunder, either party may demand that the disagreement be settled by binding arbitration as provided herein for disputes between the parties; provided, however, that University's SOLE REMEDY for any failure by ZymoGenetics to comply with this Section (if and as determined in such arbitration) shall be to convert the license herein to a non-exclusive license, whereupon the royalties payable hereunder shall be the amounts set forth in Section 3 [ * ].

     8.  Use of Names, Trade Names and Trademarks.  Except as provided herein,
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nothing contained in this Agreement shall be construed as conferring any right on either party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other party hereto, including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of such other party has been obtained.

     9.  Disputes.  Any dispute between the parties hereunder which cannot be
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resolved by good faith negotiation between the parties over a period of at least ninety (90) days shall be resolved by arbitration under the then current rules and procedures of the American Arbitration Association (the "AAA"), or other rules and procedures as the parties may agree. Each party shall bear its own costs incurred in connection with such arbitration, and the fees, expenses and costs of the AAA, the arbitrator(s) and the arbitration proceeding not incurred solely by one party shall be divided equally between the parties. The arbitral award shall be binding and conclusive on both parties and may be enforced in any court of competent jurisdiction.

     10. Miscellaneous.
         -------------

          10.1 Headings are included for convenience of reference only and shall not limit or affect the parties' agreement or constitute terms hereof. The use herein of pronouns of any gender shall include all other genders, as appropriate.

          10.2 Neither party shall be in default by reason of failure in its performance under this Agreement if such failure is due to causes beyond such party's reasonable control and is without the fault or negligence of such party.

          10.3 This Agreement shall be governed by the laws of the State of Washington.

          10.4 This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes any or all prior or contemporaneous oral or written communications with respect to the subject matter hereof. Each party has read and reviewed this Agreement and intends to be bound by its terms, which

[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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shall be construed without regard to which of the parties may have drafted any such terms.

          10.5 No modification, waiver, or amendment hereof shall be binding unless stated in a writing signed by the parties thereto, and no waiver of a right hereunder in any instance shall constitute a waiver of the same or any other right in any other instance.

          10.6 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions shall not be affected.

          10.7 Notices and payments under this Agreement shall be sufficiently given if delivered in person or sent by telecopier, first class prepaid mail, or reputable courier service to the respective addresses stated on the signature page of this Agreement (or to such other address as a party may by notice specify for notices to it), and shall be effective upon the earlier of actual delivery or the third day after mailing.

          10.8 Neither party may assign or transfer this Agreement or its rights or responsibilities hereunder without the prior written consent of the other party, provided, however, that ZymoGenetics and its permitted assigns may without such consent assign all of ZymoGenetics' rights and responsibilities hereunder to any successor to or acquirer of all or substantially all of the assets and business operations of ZymoGenetics. Subject to the foregoing limitation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          10.9 No employment, agency, trust, partnership or joint venture is created by, or shall be founded upon, this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

UNIVERSITY OF WASHINGTON                   ZYMOGENETICS, INC.

Address:  Graduate School, AG-10           Address:  4225 Roosevelt Way N.E.
          -----------------------------              --------------------------
          Seattle, WA  98195                         Seattle, WA  98105
          -----------------------------              --------------------------
Attn:     Donald R. Baldwin                Attn:     Dr. Bruce L.A. Carter
          -----------------------------              --------------------------
Telecopier:  (206) 633-2981                Telecopier: (206) 548-2329
             --------------------------                ------------------------

BY: /s/ D R Baldwin                        BY: /s/ Bruce L.A. Carter
   ------------------------------------       ---------------------------------
TITLE:  Director of Technology Transfer       TITLE:  President
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[ * ] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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